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                                Rule 424 (b)(2)
                                File Numbers: 333-2297 and 33-54049

Pricing Supplement Number: 126                  Dated:     10/30/96


(To Prospectus dated May 14, 1996 and Prospectus Supplement dated
June 14, 1996).

                                $1,550,000,000
                            CORESTATES CAPITAL CORP
                  Senior Medium-Term Floating Rate Notes Due
                    Nine Months or More From Date of Issue
        Unconditionally Guaranteed as to Payment of Principal, Premium,
                            if any, and Interest by
                           CORESTATES FINANCIAL CORP

Cusip:                                         21869EFH3

Principal Amount:                              49,000,000.00

Settlement Date:                               11/01/96

Base Rate:                                     LIBOR (Telerate PG 3750)

Index Maturity:                                1 Month LIBOR

Initial Interest Rate:                         5.425%(5.375% Telerate PG 3750,
                                               10/30/96)

Spread or Spread Multiplier, if applicable:    Plus 5 BPS.

Interest Rate Reset Dates:                     Third Wednesday of each month

Interest Payment Dates:                        Third Wednesday of each month

First Coupon:                                  11/20/96

Day Count:                                     Actual/360

Stated Maturity Date:                          10/01/99

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Alternate Rate Event Spread, if any:

Initial Redemption Date, if any:

Initial Redemption Percentage, if any:

Annual Redemption Percentage Reduction, if any:

Optional Repayment Dates, if any: